                                                                  EXHIBIT (4)(c)
                         FAMILY LIFE INSURANCE COMPANY

                           QUALIFIED PLAN ENDORSEMENT

With respect to contract values allocable to purchase payments made on or after August 1, 1983, annuity payments will be determined according to the following tables, instead of the tables set forth in the contract to which this endorsement is attached:

                             ANNUITY OPTION TABLES
                FIRST MONTHLY VARIABLE ANNUITY PAYMENT FOR EACH
                          $1,000 APPLIED UNDER OPTION

                      OPTION 1 (Life Annuity) and OPTION 3
                 (Life Annuity with 10 or 20 Years Guaranteed)

--------------------------------------------------------------------------------------------------------------------------------
   Age        Life             10 Years            20 Years         Age         Life           10 Years           20 Years
             Annuity          Guaranteed          Guaranteed                  Annuity         Guaranteed         Guaranteed
--------------------------------------------------------------------------------------------------------------------------------
   50         4.80               4.75                4.60            69         7.30             6.82               5.72
   51         4.87               4.82                4.66
   52         4.96               4.89                4.71            70         7.54             6.99               5.77
   53         5.03               4.97                4.77            71         7.81             7.17               5.81
   54         5.12               5.04                4.82            72         8.10             7.35               5.85
                                                                     73         8.41             7.54               5.88
   55         5.21               5.13                4.88            74         8.75             7.73               5.91
   56         5.31               5.21                4.94
   57         5.41               5.30                5.00            75         9.12             7.92               5.93
   58         5.52               5.40                5.07            76         9.51             8.12               5.95
   59         5.64               5.50                5.13            77         9.95             8.31               5.96
                                                                     78        10.42             8.50               5.97
   60         5.76               5.60                5.19            79        10.93             8.69               5.98
   61         5.88               5.71                5.26
   62         6.02               5.83                5.32            80        11.49             8.86               5.99
   63         6.17               5.95                5.38            81        12.10             9.03               5.99
   64         6.32               6.08                5.45            82        12.76             9.19               6.00
                                                                     83        13.49             9.34               6.00
   65         6.49               6.21                5.51            84        14.28             9.47               6.00
   66         6.67               6.35                5.58
   67         6.88               6.60                5.62            85        15.15             9.58               6.00
   68         7.07               6.66                5.67
--------------------------------------------------------------------------------------------------------------------------------


                   OPTION 2 (Joint and Survivor Life Annuity)

--------------------------------------------------------------------------------------------------------------------------------
      Age of                                       Age of Joint Annuitant                                       Age of
    Annuitant      --------------------------------------------------------------------------------------     Annuitant
                     50         55         60         65          70         75         80          85
--------------------------------------------------------------------------------------------------------------------------------
        50          4.27       4.38       4.49       4.55        4.65       4.70       4.74        4.77           50
        55          4.39       4.55       4.70       4.84        4.96       5.05       5.12        5.16           55
        60          4.49       4.70       4.92       5.13        5.32       5.47       5.58        5.66           60
        65          4.58       4.84       5.13       5.43        5.73       5.98       6.18        6.31           65

        70          4.65       4.96       5.32       5.73        6.16       6.58       6.93        7.19           70
        75          4.70       5.05       5.47       5.98        6.58       7.23       7.85        8.35           75
        80          4.74       5.12       5.58       6.18        6.93       7.85       8.84        9.77           80
        85          4.77       5.16       5.66       6.31        7.19       8.35       9.77       11.31           85
--------------------------------------------------------------------------------------------------------------------------------


"Age means attained age at last birthday. Information for ages not shown will be furnished on request.

The above tables are based on the combined male/female 1971 Individual Annuity Mortality Table (set back one year) with interest at 4%. The annuity tables set forth in the contract will continue to apply to contract values allocable to purchase payments made prior to August 1, 1983.


                                         FAMILY LIFE INSURANCE COMPANY



                                          /s/ D. MCKAY SNOW
                                         -----------------------------
                                                  D. McKay Snow
                                                  Secretary

                       FAMILY LIFE LIFE INSURANCE COMPANY





                 Tax-Sheltered Annuity Endorsement - Employer Contributions

                 The contract to which this endorsement is attached is amended as follows:

                          Any withdrawal of employer contributions to this contract may be made only with the written consent of the employer.

                 This endorsement controls over any contrary provisions of the contract.





                                              FAMILY LIFE INSURANCE COMPANY



                                              By /s/  D. MCKAY SNOW
                                                ---------------------------
                                                       D. McKay Snow
                                                       Secretary

                         FAMILY LIFE INSURANCE COMPANY
                          ANNUITY CONTRACT ENDORSEMENT




As required by Section 72(s) of the Internal Revenue Code as added by the Tax Reform Act of 1984, the contract is amended as follows:

1.       The following provision is added to the contract:

         If the Owner is not also the Annuitant, you may, if you desire, name one beneficiary to receive payment on death of the Owner ("Owner's Beneficiary") and a different beneficiary to receive payment on death of the Annuitant ("Annuitant's Beneficiary"). If the Owner is also the Annuitant, then the Owner's Beneficiary and the Annuitant's Beneficiary must be the same person.

2. The "PROVISIONS ON PAYMENT AT DEATH" of the contract are deleted and replaced by the following provisions:


                         PROVISIONS ON PAYMENT AT DEATH

                               1.  DEATH OF OWNER
                 (Including an Annuitant Who is Also the Owner)


         1.1 DEATH PRIOR TO ANNUITY DATE: On death of the Owner prior to the annuity date, we will pay to the Owner's Beneficiary the death benefit representing the Owner's interest in the contract, unless
         Section 1.3 is chosen.  The death benefit is the greater of:

                 (1) The sum of all your purchase payments, adjusted for withdrawals and contract transfers; or

                 (2) The contract value as of the date we receive such proof at our home office.

         Payment will be in a lump sum unless Section 1.2 is chosen. The Internal Revenue Code requires that payment be made no later than 5 years after the date of the Owner's death, except as stated in Sections 1.2 and 1.3 (Sections 1.2 and 1.3 are not available if this contract contains an IRA Endorsement).

         1.2 ANNUITY OPTION: If the Owner's Beneficiary is the surviving spouse of the Owner, he or she may choose to receive payments under any of the annuity options of this contract. For any other Owner's Beneficiary, only those options are available that provide for complete distribution of the Owner's interest in the contract:

                 (1)      Within five years of the date of the Owner's death;

                 (2)      Over the lifetime of the Owner's Beneficiary; or

                 (3) Over a period that does not exceed the life expectancy of the Owner's Beneficiary, as defined by Internal Revenue Service regulations.

         Subparagraphs (2) and (3) apply only to individuals, and such payments must start within one year of the date of the Owner's death.

         1.3 CONTRACT CONTINUATION OPTION: If the surviving spouse of the Owner is the Owner's Beneficiary and is also the contingent owner, and if the deceased Owner was not the Annuitant, such spouse may choose to continue this contract in force on the same terms as before the Owner's death.

         1.4     ROLLOVER OPTION:  If all or part of a lump sum payment under
         Section 1.1 is used within 30 days as the purchase payment for a new contract issued to the Owner's Beneficiary on the same form as this contract,then the new contract will be deemed a continuation of this contract in computing withdrawal charges under the new contract.

         1.5 DEATH AFTER ANNUITY DATE: On death of the Owner after the annuity date, any guaranteed amounts remaining unpaid will continue to be paid pursuant to the annuity option in force at the date of death.

                  2.   DEATH OF ANNUITANT WHO IS NOT THE OWNER


         2.1 DEATH BEFORE THE ANNUITY DATE: On death prior to the annuity date of an Annuitant who is not the Owner, we will pay the contract value to the Annuitant's Beneficiary. The contract value will be determined as of the date we receive due proof of death at our home office. Payment will be in a lump sum unless one of the annuity options is chosen.

         2.2     ROLLOVER OPTION:  If all or part of a lump sum payment under
         Section 2.1 is used within 30 days as the purchase payment for a new contract issued to the Annuitant's Beneficiary on the same form as this contract, then the new contract will be deemed a continuation of this contract in computing withdrawal charges under the new contract.

         2.3 DEATH AFTER THE ANNUITY DATE: On death of the Annuitant after the annuity date, any guaranteed amounts remaining unpaid will continue to be paid pursuant to the annuity option in force at the date of death.



                    3.    DEATH OF BOTH OWNER AND ANNUITANT


         3.1     ONE PAYMENT ONLY:  Payment will be made pursuant to either
         Section 1.1 or 2.1, but not both, according to whichever first becomes applicable.

         3.2 SIMULTANEOUS DEATH: If the Owner is not also the Annuitant, then in the event of death of both the Owner and the Annuitant under circumstances in which it cannot be determined who died first, payment will be made 50% to the Owner's Beneficiary pursuant to Section 1.1 and 50% to the Annuitant's Beneficiary pursuant to Section 2.1.

3. Section 1 of the "GENERAL PROVISIONS" of the contract is amended to read:

         1. BENEFICIARY: A beneficiary is the person designated to receive:

                 (1) Payment on death of the Owner or the Annuitant prior to the annuity date; or

                 (2) Guaranteed annuity payments, if any, on death of the payee on or after the annuity date.

         You may change the Owner's Beneficiary while the Owner is alive. You may change the Annuitant's Beneficiary while the Annuitant is alive.

         You may name a beneficiary irrevocably. If you do so, a change can be made later only with such beneficiary's written consent.

         The estate of heirs of a beneficiary who dies before payment is due have no rights under this contract. If no beneficiary survives when payment is due, payment will be made to the Owner or the Owner's estate.

This amendment controls over any contrary provision of the contract.





                                         FAMILY LIFE INSURANCE COMPANY



                                         By /s/ D. MCKAY SNOW
                                           ---------------------------
                                                  D. McKay Snow
                                                  Secretary

                         FAMILY LIFE INSURANCE COMPANY

            QUALIFIED RETIREMENT PLAN ENDORSEMENT - VARIABLE ANNUITY


The contract to which this endorsement is attached is amended as follows:

1. This Contract was issued to a custodian or trustee of a qualified retirement plan. Such custodian or trustee is the Owner and beneficiary unless the Contract is distributed by the custodian or trustee to the Annuitant. Upon any such distribution, the Annuitant becomes the Owner. After such distribution the Contract is nontransferable and may not be sold, assigned, discounted or pledged as security for a loan or a security for any other obligation, nor may a Contingent Owner be designated. Annuity payments under the Contract cannot be surrendered, commuted, assigned, encumbered or anticipated in any way.

2. The annuity date may not be later than the first day of the last month of the taxable year in which the Annuitant attains age 70 1/2 (unless the Annuitant is then still a covered employee of the employer maintaining the plan and is not then a "key employee" under a "top-heavy" plan as defined in Section 416 of the Internal Revenue
         Code).

3. If "OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY" is chosen, the second person must be the spouse of the Annuitant.

4. Under "OPTION 3 - LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS," only the 10 year guaranteed period is available.

5. The rollover option and the annuity options of the Provisions on Payment as Death are not available to the beneficiary on the Annuitant's death. The Annuitant's entire interest in the Contract must be distributed within 5 years after the Annuitant's death (subject to the provisions of Option 3 if such option is in force prior to the Annuitant's death).

This endorsement controls over any contrary provision of the Contract.


                                          FAMILY LIFE INSURANCE COMPANY



                                          By:   /s/ D. MCKAY SNOW
                                             ---------------------------------
                                                        D. McKay Snow
                                                        Secretary

                         FAMILY LIFE INSURANCE COMPANY

         Individual Retirement Annuity Endorsement -- Variable Annuity


The Contract to which this endorsement is attached is amended as follows:

1. The Annuitant is the Owner. The Contract is established for the exclusive benefit of the Owner or his or her beneficiaries. The Contract is nontransferable and may not be sold, assigned, discounted or pledged as security for a loan or as security for any other obligation, nor may a Contingent Owner be designated. The annuity payable under this contract cannot be surrendered, commuted, assigned, encumbered or anticipated in any way. The interest of the Owner is nonforfeitable.

2. For any calendar year, purchase payments under the Contract may not exceed the less of $2,000 or 100% of compensation, except as permitted by sections 402(a)(5), 402(a)(4), 403(b)(8), 405(d)(3). 408(d)(3) or
         409(b)(3)(C) of the Internal Revenue Code with respect to rollover contributions. In the case of a spousal IRA, the maximum contribution may not exceed the lesser of $2,250 or 100% of compensation. But no more than $2,000 may be contributed to either spouse's IRA.

3. The annuity date may not be later than the first day of the last month of the taxable year in which Annuitant attains age 70 1/2.

4. If "OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY" is chosen, the second person must be the spouse of the Annuitant.

5. Under "OPTION 3- LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS," only the 10 year guaranteed period is available to you or your beneficiary.

6. The Rollover Option and the annuity option: of the Provisions on Payment at Death are not available. Your entire interest in the Contract must be distributed within 5 years after your death.

7. Except in the case of your death or disability or attainment of age 59 1/2, before distributing any amount from the Contract, we must receive from you a signed declaration of your intention as to the disposition of the amount distributed.

8. You may revoke the Contract by mailing or delivering, at your option, a written notice of revocation on or before that tenth day after your receipt of the Contract. Upon revocation you are entitled to a return of the entire purchase payment without adjustment for such items as sales commissions, administrative expenses or fluctuation in market value. If you mail the notice, it shall be deemed mailed on the date of the postmark if deposited in the mail in the United States in an envelope or other appropriate wrapper, first class postage prepaid and properly registration.

9. Any refund of premiums (other than those attributable to excess contributions) will be applied before the close of the calendar year following the year of the refund toward the payment of future premiums or the purchase of additional benefits.

10. At our option, we may either accept additional future payments or terminate the Contract by payment of the contract value if no purchase payments have been received for two full consecutive policy years and the paid-up annuity benefit at maturity would be less than $20 per month.

11. We have the limited right to amend this contract at any time without your consent to conform the contract to changes in the Internal Revenue Code or in regulations or rulings of the Internal Revenue Service relating to Individual Retirement Annuity contracts. We will promptly provide you with a copy of any such amendment.

12.      The minimum purchase payment for this Contract is $10.

         This endorsement controls over any contrary provision of the Contract.


                                         FAMILY LIFE INSURANCE COMPANY



                                         By /s/  D. MCKAY SNOW
                                           ---------------------------
                                                 D. McKay Snow
                                                 Secretary

                         FAMILY LIFE INSURANCE COMPANY

             PUBLIC EMPLOYEE DEFERRED COMPENSATION PLAN ENDORSEMENT



                 The Contract to which this endorsement is attached is amended as follows:

                 1.       This Contract is issued to an employer defined in
                          Section 457 of the Internal Revenue Code. Such employer is the Owner and beneficiary of the Contract. The Annuitant has no vested rights in the Contract.

                 2. The minimum purchase payment for this Contract is $10.

                 3. If a JOINT AND SURVIVOR LIFE ANNUITY is chosen, the second person must be the spouse of the Annuitant.

                 This endorsement controls over any contrary provision of the Contract.



                                           FAMILY LIFE INSURANCE COMPANY



                                           By /s/  D. MCKAY SNOW
                                             --------------------------
                                                   D. McKay Snow

                         FAMILY LIFE INSURANCE COMPANY
          INDIVIDUAL RETIREMENT ACCOUNT ENDORSEMENT - VARIABLE ANNUITY



This contract is amended as follows:

1. This contract was issued to a custodian or trustee of an Individual Retirement Account. Such custodian or trustee is the Owner and beneficiary. Annuity payments under the contract cannot be surrendered, commuted, assigned, encumbered or anticipated in any way. The interest of the Annuitant is nonforfeitable.

2.       The minimum purchase payment for the contract is $10.

3. The annuity date may not be later than the first day of the last month of the taxable year in which the Annuitant attains age 70 1/2.

4. If OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY is chosen, the second person must be the spouse of the Annuitant. If the Annuitant dies before the annuity date, Option 2 is not available to the beneficiary.

5. Under OPTION 3 - LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 or 20 YEARS, only the 10 year guaranteed period is available.

6. The rollover option and the annuity options of the Provisions on Payment at Death are not available on death of the Annuitant.

7. We have the limited right to amend this contract at any time without your consent to conform the contract to changes in the Internal Revenue Code or in regulations or rulings of the Internal Revenue Service relating to Individual Retirement Accounts, subject to the approval of the insurance regulator of our state. We will promptly provide you with a copy of any such amendment.

This endorsement controls over any contrary provision of the contract.


                                            FAMILY LIFE INSURANCE COMPANY



                                            By /s/  D. MCKAY SNOW
                                              ---------------------------
                                                    D. McKay Snow
                                                    Secretary

                         FAMILY LIFE INSURANCE COMPANY

                           QUALIFIED PLAN ENDORSEMENT



The following tables are substituted for the tables set forth in the contract to which this endorsement is attached:

                             ANNUITY OPTION TABLES
                FIRST MONTHLY VARIABLE ANNUITY PAYMENT FOR EACH
                          $1,000 APPLIED UNDER OPTION

                      OPTION 1 (Life Annuity) and OPTION 3
                 (Life Annuity with 10 or 20 Years Guaranteed)

--------------------------------------------------------------------------------------------------------------------------------
   Age        Life             10 Years            20 Years         Age         Life           10 Years           20 Years
             Annuity          Guaranteed          Guaranteed                  Annuity         Guaranteed         Guaranteed
--------------------------------------------------------------------------------------------------------------------------------
   50         4.80               4.75                4.60            69         7.30             6.82               5.72
   51         4.87               4.82                4.66
   52         4.96               4.89                4.71            70         7.54             6.99               5.77
   53         5.03               4.97                4.77            71         7.81             7.17               5.81
   54         5.12               5.04                4.82            72         8.10             7.35               5.85
                                                                     73         8.41             7.54               5.88
   55         5.21               5.13                4.88            74         8.75             7.73               5.91
   56         5.31               5.21                4.94
   57         5.41               5.30                5.00            75         9.12             7.92               5.93
   58         5.52               5.40                5.07            76         9.51             8.12               5.95
   59         5.64               5.50                5.13            77         9.95             8.31               5.96
                                                                     78        10.42             8.50               5.97
   60         5.76               5.60                5.19            79        10.93             8.69               5.98
   61         5.88               5.71                5.26
   62         6.02               5.83                5.32            80        11.49             8.86               5.99
   63         6.17               5.95                5.38            81        12.10             9.03               5.99
   64         6.32               6.08                5.45            82        12.76             9.19               6.00
                                                                     83        13.49             9.34               6.00
   65         6.49               6.21                5.51            84        14.28             9.47               6.00
   66         6.67               6.35                5.58
   67         6.88               6.60                5.62            85        15.15             9.58               6.00
   68         7.07               6.66                5.67
--------------------------------------------------------------------------------------------------------------------------------


                  OPTION 2 (Joint and Survivor Life Annuity)


--------------------------------------------------------------------------------------------------------------------------------
      Age of                                       Age of Joint Annuitant                                       Age of
    Annuitant    ------------------------------------------------------------------------------------------   Annuitant
                     50         55         60         65          70         75         80          85
--------------------------------------------------------------------------------------------------------------------------------
        50          4.27       4.39       4.49       4.58        4.65       4.70       4.74        4.77           50
        55          4.39       4.55       4.70       4.84        4.96       5.05       5.12        5.16           55
        60          4.49       4.70       4.92       5.13        5.32       5.47       5.58        5.66           60
        65          4.58       4.84       5.13       5.43        5.73       5.98       6.18        6.31           65

        70          4.65       4.96       5.32       5.73        6.16       6.58       6.93        7.19           70
        75          4.70       5.05       5.47       5.98        6.58       7.23       7.85        8.35           75
        80          4.74       5.12       5.58       6.18        6.93       7.85       8.84        9.77           80
        85          4.77       5.16       5.66       6.31        7.19       8.35       9.77       11.31           85
--------------------------------------------------------------------------------------------------------------------------------

The above tables are based on the combined male/female 1971 Individual Annuity Mortality Table (set back one year) with interest at 4%.


                                                 FAMILY LIFE INSURANCE COMPANY



                                                 /s/  D. MCKAY SNOW
                                                 ----------------------------
                                                          D. McKay Snow
                                                          Secretary